                                                                    Exhibit 4(d)

                               THE TIMKEN COMPANY

                                      AND

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                RIGHTS AGREEMENT
                               December 18, 1986

                  Amended and Restated as of February 1, 1991

                              TABLE OF CONTENTS
                          (Not a part of Agreement)

                                                                    PAGE
 PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
 Section 1   Certain Definitions . . . . . . . . . . . . . . . . . .  1
 Section 2   Appointment of Rights Agent . . . . . . . . . . . . . .  8
 Section 3   Issuance of Right Certificates. . . . . . . . . . . . .  8
 Section 4   Form of Right Certificates. . . . . . . . . . . . . . . 12
 Section 5   Countersignature and Registration . . . . . . . . . . . 13
 Section 6.  Transfer, Split Up, Combination and
             Exchange of Right Certificates;
             Mutilated, Destroyed, Lost or Stolen
             Right Certificates  . . . . . . . . . . . . . . . . . . 14
 Section 7.  Exercise of Rights; Purchase Price;
             Expiration Date of Rights   . . . . . . . . . . . . . . 16
 Section 8.  Cancellation of Right Certificates  . . . . . . . . . . 19
 Section 9.  Reservation and Availability of
             Common Shares . . . . . . . . . . . . . . . . . . . . . 20
 Section 10. Common Share Record Date. . . . . . . . . . . . . . . . 23
 Section 11. Adjustment of Purchase Price, Number
             and Type of Shares or Number of Rights. . . . . . . . . 23
 Section 12. Notice of Adjusted Purchase Price or
             Number or Type of Shares to Holders of
             Rights  . . . . . . . . . . . . . . . . . . . . . . . . 48
 Section 13. Fractional Rights and Fractional
             Shares  . . . . . . . . . . . . . . . . . . . . . . . . 49
 Section 14. Rights of Action. . . . . . . . . . . . . . . . . . . . 51
 Section 15. Agreement of Rights Holders . . . . . . . . . . . . . . 52
 Section 16. Right Certificate Holder Not Deemed
             a Shareholder . . . . . . . . . . . . . . . . . . . . . 53

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

                              TABLE OF CONTENTS
                                 (continued)

                                                                    PAGE
 Section 17. Concerning the Rights Agent. . . . . . . . . . . . . . 53
 Section 18. Merger or Consolidation or Change
             of Name of Rights Agent. . . . . . . . . . . . . . . . 54
 Section 19. Duties of Rights Agent . . . . . . . . . . . . . . . . 56
 Section 20. Change of Rights Agent . . . . . . . . . . . . . . . . 59
 Section 21. Issuance of New Right Certificates . . . . . . . . . . 61
 Section 22. Redemption . . . . . . . . . . . . . . . . . . . . . . 62
 Section 23. Notice of Certain Events . . . . . . . . . . . . . . . 63
 Section 24. Notices. . . . . . . . . . . . . . . . . . . . . . . . 65
 Section 25. Supplements and Amendments . . . . . . . . . . . . . . 66
 Section 26. Successors . . . . . . . . . . . . . . . . . . . . . . 66
 Section 27. Benefits of this Agreement . . . . . . . . . . . . . . 66
 Section 28. Action by Directors  . . . . . . . . . . . . . . . . . 67
 Section 29. Severability . . . . . . . . . . . . . . . . . . . . . 67
 Section 30. Governing Law. . . . . . . . . . . . . . . . . . . . . 67
 Section 31. Counterparts . . . . . . . . . . . . . . . . . . . . . 67
 Section 32. Descriptive Headings . . . . . . . . . . . . . . . . . 68
 Exhibit A Right Certificate  . . . . . . . . . . . . . . . . . . .A-1
 Exhibit B Summary of Rights  . . . . . . . . . . . . . . . . . . .B-1

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
        Rights Agreement, dated as of December 18, 1986,

amended and restated as of February 1, 1991, between The Timken

Company, an Ohio corporation (the "Company"), and First Chicago

Trust Company of New York (formerly Morgan Shareholder Services

Trust Company) (the "Rights Agent").

                                    PREAMBLE

        The Directors of the Company have authorized and declared a dividend consisting of one right ("Right") for each share of Common Stock, without par value, of the Company outstanding on the close of business on January 6, 1987 (the "Record Date"), each Right representing the right to purchase one Common Share, and have authorized the issuance of one Right with respect to each Common Share issued after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are defined in Section 1 hereof), under certain other circumstances, including without limitation Common Shares issued upon conversion of the Company's convertible securities and upon exercise of employee stock options and payment of restricted stock units.

        Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms shall have the following meanings when used herein with initial capital letters:

        (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, after the date hereof and before the Final Expiration Date, (i) shall, during any period, increase the number of Common Shares Beneficially Owned by such Person or group by an amount equal to or greater than 20% of the outstanding Common Shares, or (ii) shall be the Beneficial Owner of 30% or more of the outstanding Common Shares, but shall not include the Company, any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or an entity holding Common Shares of the Company for or pursuant to the terms of any such plan. Transfers of Common Shares between a Person and the Affiliates or Associates of that Person shall not be considered in determining the increase in the number of Common Shares Owned Beneficially by such Person.

        (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

        (c) "Agreement" shall mean this Agreement.

        (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Own Beneficially" any securities:

                        (i) which such Person or any of such Person's
                   Affiliates or Associates Owns Beneficially, directly or indirectly;





                                      -2-
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                        (ii) which such Person or any of such Person's
                   Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange or other rights, warrants or options (other than the Rights) or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Own Beneficially, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or payment or (B) the right to vote or dispose of pursuant to any agreement, arrangement or understanding; or

                        (iii) which are Owned Beneficially, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities;


provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Own Beneficially, any security if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); provided, further, however, that a Person will not be deemed the Beneficial Owner of, or to Own Beneficially, any security solely by reason of (i) such Person's position as a director (but not an officer) of another Person, or (ii) direct or indirect ownership of less than a ten percent equity interest in another Person by such Person and such Person's Affiliates and Associates, or (iii) both such ownership and position.

        (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        (f) "Close of business" on any given date shall mean 5:00 P.M., New York time, on such date, provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

        (g) "Common Shares" when used with reference to the Company shall mean the shares of Common Stock, without par value, of the Company, provided, however, that, if the company is the continuing or surviving corporation in a transaction





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
described in Section 11(d) (ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock with the greatest aggregate voting power of the Company, or, if the Company is a Subsidiary of another Person, the Person having outstanding equity securities which ultimately controls the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock with the greatest aggregate voting power of such Person, or, if such Person is directly or indirectly owned by a Person having outstanding equity securities, the capital stock with the greatest aggregate voting power of the Person having outstanding equity securities which ultimately controls such first-mentioned Person.

        (h) "Company" shall mean The Timken Company, an Ohio corporation.

        (i) "Current Per Share Market Price" shall have the meaning given thereto in Section 11(f) hereof.

        (j) "Distribution Date" shall mean the earliest of (i) the Close of business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by a majority of the Directors of the Company) after the Share Acquisition Date, (ii) the Close of business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by a majority of the Directors of the Company) after the date of the commencement of a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or an entity holding Common Shares of the Company for or pursuant to the terms of any such plan), if upon the consummation thereof such Person would be the Beneficial Owner of 20% or more of the outstanding Common Shares, and (iii) the Close of business on the tenth calendar day after the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) of the first occurrence of a Triggering Event.

        (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (l) "Expiration Date" shall mean the earliest of (i) the Close of business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 22 hereof, and (iii) the time at which all exercisable Rights are exchanged as provided in Section 11(r) hereof.

        (m) "Final Expiration Date" shall mean the tenth anniversary of the Record Date.

        (n) "Flip-In Event" shall mean any event described in clauses (A), (B) or (C) of Section 11(a)(ii) hereof.

        (o) "Flip-Over Event" shall mean any event described in clauses (i),
(ii) or (iii) of Section 11(d) hereof.

        (p) "Issuer" shall have the meaning given thereto in Section 11(d) hereof.

        (q) "Person" shall mean any individual, corporation or other legal entity, and shall include any successor (by merger or otherwise) of such entity.

        (r) "Purchase Price" shall mean the price per Common Share set forth on the face of the Right Certificate, subject to adjustment as provided for in this Agreement.

        (s) "Record Date" shall have the meaning given thereto in the Preamble of this Agreement.

        (t) "Redemption Price" shall mean $.05 ($.025 to reflect the two-for-one stock split effected in August, 1988) per Right, appropriately adjusted by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

        (u) "Right" shall have the meaning given thereto in the Preamble of this Agreement.

        (v) "Right Certificate" shall have the meaning given thereto in Section 3(a) hereof.

        (w) "Rights Agent" shall have the meaning given thereto in the Preamble of this Agreement.

        (x) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

        (y) "Subsidiary" shall mean any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is Owned Beneficially by another Person.

        (z) "Summary of Rights" shall have the meaning given thereto in Section 3(d) hereof.

        (aa) "Trading Days" shall have the meaning given thereto in Section 11(f) hereof.

        (bb) "Triggering Event" shall mean any Flip-In Event or Flip-Over
Event.

        Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

        Section 3. ISSUANCE OF RIGHT CERTIFICATES. (a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(d) hereof) by the certificates for Common Shares registered in the names of the record holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares in the stock transfer books of the Company maintained by the Company or its appointed transfer agent. As soon as practicable after the Distribution Date, the Rights Agent shall send, by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share so held, together with a notice setting forth the Purchase Price as in effect on the Distribution Date. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

        (b) Any Right Certificate issued pursuant to this Section 3 that represents Rights Owned Beneficially by an Acquiring Person or any Affiliate or Associate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof, and any Right Certificate issued pursuant to Sections 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and





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
as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or relating to any transaction reporting system, on which the Common Shares or the Rights may from time to time be listed or quoted, or to conform to usage:

    The Rights represented by this Right Certificate were issued to a Person who was an Acquiring Person or an Affiliate or Associate of an Acquiring Person. This Right Certificate and the Rights represented hereby may become void in the circumstances specified in the Rights Agreement.

        (c) On the Record Date or as soon as practicable thereafter, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Record Date, at the address of such holder shown on the stockholder list of the Company as of the Record Date. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof. Until the Distribution Date (or earlier of the Expiration Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

        (d) Certificates representing Common Shares issued (including, without limitation, any certificates for Common Shares issued upon conversion of the Company's convertible securities or upon exercise of stock options or payment of restricted stock units) or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or the Final Expiration Date, shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or relating to any transaction reporting system, on which the Common Shares or the Rights may from time to time be listed or quoted, or to conform to usage:

    This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The Timken Company and Morgan Shareholder Services Trust Company, dated as of December 18, 1986 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Timken Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or





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
    may be evidenced by separate certificates and no longer be evidenced by this Certificate. Rights Owned Beneficially by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become void in the circumstances specified in the Rights Agreement. The Timken Company shall mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor.

With respect to certificates containing the legend described above, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby.

        Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or relating to any transaction reporting system on which the Common Shares or the Rights may from time to time be listed or quoted, or to conform to usage, or to reflect any amendment or change herein or of the rights as hereafter provided. Subject to the provisions of Section 11 and 21 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the Purchase Price, but the number of such shares and the Purchase Price shall be subject to adjustment as provided in this Agreement.

        Section 5. COUNTERSIGNATURE AND REGISTRATION. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman - Board of Directors, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

        (b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its office in New York, New York and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or relating to any transaction reporting system, on which the Common Shares or the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

        Section 6. (a) TRANSFER. SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED. LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 13 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

        (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expense incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

        Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and at or prior to the Close of business on the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at an office of the Rights Agent designated for such purpose, together with an amount in cash, in lawful money of the United States of America by certified check or bank overdraft payable to the order of the Company, equal to the Purchase Price for each Common Share as to which such surrendered Rights are exercised, or, if applicable, the exercise price per Right specified in Sections 11(a) (ii) or 11(d) hereof, as the case may be, together with an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof; provided, however, that after the later of the first occurrence of a Triggering Event and the Distribution Date, in lieu of the cash payment payable to the Company referred to in this sentence, the registered holder of a Right Certificate evidencing exercisable Rights (which shall not include Rights that have become void pursuant to Section 11(a) (ii) hereof) may, at its option, exercise the Rights evidenced thereby in whole or in part in accordance with this Section 7(a) upon surrender of the Right Certificate as described above together with an election to exercise such Rights without payment of cash on the reverse side thereof duly completed.
With respect to any Rights as to which such an election to exercise without payment of cash is made, the holder shall receive, upon exercise, a number of Common Shares or other securities, as the case may be, having a Current Per Share Market Price (on the date of the first occurrence of any Triggering Event) equal to the excess of (i) the aggregate Current Per Share Market Price of the Common Shares or other securities (on the date of the first occurrence of any Triggering Event) that would have been issuable upon payment of the cash amount as described above over (ii) the amount of cash that would have been payable to the Company upon exercise absent such election.

        (b) The Purchase Price for each Common Share pursuant to the exercise of a Right shall initially be $135.00 ($67.50 as adjusted to reflect the two-for-one stock split effected in August, 1988), and shall be subject to adjustment from time to time as provided in Section 11 hereof.

        (c) Subject to Sections 7(d), 1l(a)(ii), and 11(d) hereof, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by either payment as described above or a duly completed election to exercise without payment of cash, the Rights Agent shall promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) if appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 hereof or in lieu of the issuance of Common Shares in accordance with Section 11(a) (iii) hereof, and (iv) if appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

        (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of
Section 14 hereof.

        (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the form of election to purchase on the reverse side of the Right Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and unless the registered holder of Rights shall have provided such additional evidence of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

        Section 8. CANCELLATION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        Section 9. RESERVATION AND AVAILABILITY OF COMMON SHARES. The Company covenants and agrees that:

        (a) it shall cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury not otherwise reserved for issuance, the number of Common Shares that will be sufficient to permit the exercise pursuant to
Section 7 hereof of all outstanding Rights. Such number of Common Shares reserved and kept available shall be adjusted from time to time, if and to the extent required, upon the occurrence of any of the events described in Section 11 hereof;

        (b) So long as the Company's Common Shares are listed on a national securities exchange, the Company shall endeavor to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for issuance upon exercise of the Rights to be listed on such exchange upon official notice of issuance;

        (c) The Company shall take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), duly and validly authorized and issued and fully paid and nonassessable; and

        (d) The Company shall pay when due and payable any and all federal and state transfer taxes and similar charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due and shall not have any liability in respect of any income tax imposed upon any Person in respect of any Right.

        (e) The Company will use its best efforts to (i) file on an appropriate form, as soon as practicable following the later to occur of a Triggering Event or the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (a) the date as of which the Rights are no longer exercisable for such securities, and (b) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.

        (f) Notwithstanding anything in this Agreement to the contrary, the Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 22 or Section 25 hereof, take any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

        (g) In the event that the Company is obligated to pay cash and/or distribute other property pursuant to Sections 11, 13, and 14 hereof, it will make all arrangements necessary so that such cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

        Section 10. COMMON SHARE RECORD DATE. Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made, provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the issuer of the Common Shares are closed, such Person shall be deemed to have become the record holder of such Common Shares on, and such certificates shall be dated, the next succeeding Business Day on which such Common Shares transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in this Agreement.

        Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND TYPE OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and type of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this
Section 11.

        (a) (i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or in Section 11(d) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted, by resolution adopted by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes, so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a) (i) and Section 11(a) (ii) or Section 11(d) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a) (ii) or Section 11(d) hereof.

                (ii) In the event that:

                (A) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination, other than in a transaction subject to Section 11(d) (ii) hereof, (2) merge or otherwise combine with any Subsidiary of the Company, (3) in one or more transactions, transfer any assets to the Company or any Subsidiary of the Company in exchange (in whole or in part) for shares of any class of capital stock of the Company, securities exercisable for or convertible into shares of any class of capital stock of the Company or securities of any Subsidiary of the Company, or otherwise obtain from the Company or any Subsidiary of the Company, with or without consideration, any additional shares of any class of capital stock of the Company, securities exercisable for or convertible into shares of any class of capital stock of the Company or securities of any Subsidiary of the Company (other than as part of a pro rata distribution to all holders of shares of any class of capital stock of the Company), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from or with, as the case may be, the Company or any Subsidiary of the Company, other than in a transaction subject to Section 11(d) hereof, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party,
(5) receive any compensation from the Company or any Subsidiary of the Company other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any Subsidiaries of the Company,

                (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or other combination of the Company with any Subsidiary of the Company or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 11(d) hereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any Subsidiary of the Company which is Owned Beneficially by any Acquiring Person or any Affiliate or Associate of any Acquiring Person, or

                (C) any Person (other than the Company, any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or an entity holding Common Shares of the Company for or pursuant to the terms of any such plan) who or which, together with all Affiliates and Associates of such Person, shall, after the date of this Agreement and prior to the Final Expiration Date, be the Beneficial Owner of 32.5% or more of the outstanding Common Shares, then, and in each such case, the Company shall make adjustments in the terms of the Rights so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement, at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of Common Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the Current Per Share Market Price of the Common Shares (determined pursuant to Section 11(f) hereof) on the date of the first occurrence of a Triggering Event. Notwithstanding anything in this Agreement to the contrary, from and after the later of the Distribution Date and the first occurrence of a Flip-In Event, (1) any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement, (2) no Right Certificate shall be issued pursuant to this Agreement that represents Rights Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof, (3) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (4) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be cancelled.

        (iii) Upon the occurrence of a Flip-In Event, if there shall not be sufficient authorized but unissued Common Shares or issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing subsection (ii), the Board of Directors of the Company shall use its best efforts promptly to authorize and, subject to the provisions of Section 9(e) hereof, make available for issuance additional Common Shares; provided, however, that if at any time after 90 calendar days after the first occurrence of a Flip-In Event, there shall not be sufficient Common Shares available for issuance upon the exercise of a Right, then the Company shall deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-In Event), which Common Shares and cash shall have an aggregate value equal to the excess of (1) the aggregate Current Per Share Market Price of all the Common Shares issuable in accordance with subsection (ii) of this Section 11(a) upon the exercise of a Right over (2) the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

        (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per Common Share, if a security convertible into Common Shares) less than the Current Per Share Market Price of the Common Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common

Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by resolution adopted by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a merger or other combination in which the

Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the highest regular periodic cash dividend paid during the immediately preceding four years), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Per Share Market Price of the Common Shares on such record date, less the fair market value (as determined by resolution adopted by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the evidences of indebtedness so to be distributed, cash (in the case of regular periodic cash dividends at a rate in excess of 125% of the rate of the last cash dividend theretofore paid, only that portion in excess of 125% of such rate), assets, stock or such subscription rights, options or warrants applicable to one Common Share and the denominator of which shall be such Current Per Share Market Price of the Common Shares. Any adjustments pursuant to this Section 11(c) shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (d) In the event that, following the Share Acquisition Date, directly or indirectly:

                (i) the Company shall consolidate with, or merge with or into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger; or

                 (ii) any Person shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property; or

                (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons;

then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer (as such term is hereinafter defined), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the Current Per Share Market Price of the Common Shares of the Issuer (determined pursuant to Section 11(f) hereof), on the date of consummation of such Flip-Over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of the consummation of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including, without limitation, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any of the transactions listed above in clauses (i) through (iii), inclusive, unless (1) the Issuer shall have Common Shares or proper provision (as, for example, if the Issuer shall not be a corporation) shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had Common Shares; in which event such securities shall be deemed to be Common Shares, and (2) prior thereto the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. Notwithstanding the foregoing, upon the occurrence of any of the events listed above in clauses (i) through (iii), inclusive, any Rights that are or were at any time Owned Beneficially by any Acquiring Person or any Affiliate or Associate of such Acquiring Person after the date upon which such Acquiring Person became such shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The provisions of this Section 11(d) shall similarly apply to successive mergers, combinations, or sales or other transfers.

        (e) For purposes of Section 11(d), "Issuer" shall mean (i) in the case of any Flip-Over Event described in Sections 11(d)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 11(d)(ii) above), and (ii) in the case of any Flip-Over Event described in Section 11(d) (iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; PROVIDED, HOWEVER, that, in any such case, (A) if
(1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-Over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares. The Company shall not consummate any Flip-Over Event, unless the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with Section 11(d) and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections 11(d) and 11(e) and further providing that as promptly as practicable after the consummation of any Flip-Over Event, the Issuer shall:

                (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and securities issuable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                (ii) take all such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

                (iii) Deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of Section 11(d) and Section 11(e) shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event occurs at any time after the occurrence of a Flip-In Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 11(d) hereof.

        (f) For the purpose of any computation hereunder, the current per share market price of Common Shares on any date (the "Current Per Share Market Price") shall be deemed to be the average of the daily closing prices per share of the Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, provided, however, that in the event that the Current Per Share Market Price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares (i) of a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the Current Per Share Market Price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Directors of the Company. The term "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a

Business Day. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, the Current Per Share Market Price shall mean the fair value per share of the Common Shares as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

        (g) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price, provided, however, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(g), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

        (h) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11 hereof and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

        (i) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (j) Unless the Company shall have exercised its election as provided in
Section 11(k) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of
Common Shares (calculated to the nearest thousandth) obtained by        (i)
multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (k) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(k), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (l) Irrespective of any adjustment or change in the Purchase Price or the number or type of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per Common Share and the number of Common Shares which were expressed in the initial Right Certificate issued hereunder.

        (m) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

        (n) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment.

        (o) Anything in Sections 11(a) through 11(n), inclusive, hereof to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that a majority - Board of Directors of Directors of the Company shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any of the Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

        (p) The Company covenants and agrees that it shall not (i) merge with or into, (ii) otherwise combine with, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person if at the time of or immediately after such merger, combination or sale there would be any charter or by-law provisions or any rights, options or warrants or other instruments or securities outstanding or agreements in effect or any other actions taken which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights unless such action is approved by a majority of the Board of Directors of the Company or the affirmative vote of the holders of at least 80% of the then-outstanding Rights Owned Beneficially by Persons other than any Acquiring Persons or any Affiliates or Associates thereof. The Company shall not consummate any such merger, combination or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplement to this Agreement so providing.

        (q) The Company covenants and agrees that, after the Distribution Date, it shall not, except as permitted by

Section 22 hereof, take any action the purpose or effect of which is substantially to diminish or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a majority of the Board of Directors of the Company or 80% vote, as provided in Section 11(p) hereof.

        (r) Notwithstanding the provisions of Sections 11(a) (ii) and 11(d) hereof, the Board of Directors of the Company may, at its option, at any time after the later of the Distribution Date and the first occurrence of a Triggering Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a) (ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan) together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(r), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right with respect to such Rights thereafter of the holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(r), the Company shall publicly announce such action, and within 10 calendar days thereafter shall give notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a) (ii)) held by each holder of Rights. In any exchange pursuant to this Section 11(r), the Company, at its option, may substitute for any Common Share exchangeable for a Right,
(i) cash, (ii) debt securities of the

Company, (iii) other assets, or (iv) any combination of the foregoing, in any event having an aggregate value which the Board of Directors of the Company shall have determined in good faith to be equal to the Current Per Share Market Price of one Common Share (determined pursuant to Section 11(f) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11(r). The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exchange of a Right. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Per Share Market Price of a whole Common Share (determined pursuant to Section 11(f) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11(r).

        Section 12. NOTICE OF ADJUSTED PURCHASE PRICE OR NUMBER OR TYPE OF SHARES TO HOLDERS OF RIGHTS. Whenever an adjustment is made as provided in
Section 11 hereof, the Company shall, as promptly as reasonably practicable,
(a) prepare a certificate setting forth such adjustment (including a description of any Rights which have become void as a result thereof) and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate, and (c) mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 24 hereof.

        Section 13. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 13(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined by resolution adopted by the Directors of the Company shall be used and shall be conclusive for all purposes.

        (b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 13(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(f) hereof) for the Trading Day immediately prior to the date of such exercise.

        (c) The holder of a Right by the acceptance of the Rights expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right.

        Section 14. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares), and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may, subject to the provisions hereof, institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

        Section 15. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                (a) prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares;

                (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

                (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered on the transfer records maintained by the Rights Agent (or, prior to the Distribution Date, by the Company's appointed transfer agent) as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company, its appointed transfer agent or the Rights Agent) for all purposes whatsoever, and neither the

Company nor the Rights Agent shall be affected by any notice to the contrary.

        Section 16. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 23 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof or exchanged pursuant to the provisions of Section 11(r) hereof.

        Section 17. CONCERNING THE RIGHTS AGENT. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

        (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

        Section 18.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 20 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned. In case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name.

In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        Section 19. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman - Board of Directors, the President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this

Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent or the provisions of this Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman - Board of Directors, the President, the Secretary, the Treasurer, any Vice President, the General Counsel or any Assistant or Associate General Counsel of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

        (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

        (j) The Rights Agent shall promptly remit to the Company any funds paid to it upon exercise of the Rights pursuant to Section 7 hereof.

        Section 20. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 60 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of New York or Ohio, (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of New York or Ohio), in good standing, having a principal office in the States of New York or Ohio which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $500 million and maintains such offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or relating to any transaction reporting system, on which the Common Shares or the Rights may from time to time be listed or quoted. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        Section 21. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

        Section 22. REDEMPTION. (a) Prior to the Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of business on the later of (i) the Distribution Date and (ii) the Share Acquisition Date.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of its Board of Directors ordering the redemption of the Rights, the Company shall publicly announce such action, and within 10 calendar days thereafter, the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights shall state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the Current Per Share Market Price of the Common Shares (determined pursuant to Section 11(f) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof.

        (c) At any time following the Share Acquisition Date, the Directors of the Company may relinquish their rights to redeem the Rights under paragraphs
(a) and (b) above by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the rights of the Directors under the portions of this Section 22 specified in such resolution shall terminate without further action and without any notice.

        Section 23. NOTICE OF CERTAIN EVENTS. (a) In case, after the Distribution Date, the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend at a rate which does not require an adjustment to the Purchase Price pursuant to Section 11(c) hereof), or (b) to offer to the holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or (d) to effect any merger into or with, or other combination with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 24 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or rights, options or warrants, or the date on which such reclassification, merger, combination, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (a) or (b) above, at least 20 calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and, in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

        (b) In case any of the events set forth in Section 11(a) (ii) or 11(d) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 24 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

        Section 24. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:


                        The Timken Company
                        1835 Dueber Avenue, S.W.
                        Canton, Ohio 44706
                        Attention: Vice President and General
                                   Counsel


Subject to the provisions of Section 20 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         First Chicago Trust Company of New York
                         30 West Broadway
                         New York, New York  10007-2192

                         Attention: Charles D. Keryc, Vice President


Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

        Section 25. SUPPLEMENTS AND AMENDMENTS. The Company and the Rights Agent may supplement or amend this Agreement without the approval of any holders of Rights at any time and from time to time, in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Rights.

        Section 26. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 27. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

        Section 28. ACTION BY DIRECTORS. Whenever any action hereunder or in connection with the Rights is required or permitted to be taken by the Directors of the Company, such action may be taken by the Executive Committee of such Directors or by any other duly authorized committee thereof.

        Section 29. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 30. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

        Section 31. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 32. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        THE TIMKEN COMPANY



                                        By /s/ J. Kevin Ramsey
                                          -----------------------------
                                           J. Kevin Ramsey
                                           Vice President - Finance



                                        FIRST CHICAGO TRUST COMPANY
                                        OF NEW YORK



                                        By /s/ Charles D. Keryc
                                          -----------------------------
                                           Charles D. Keryc
                                           Vice President

                                                                   Exhibit A



                          Form of Right Certificate
Certificate No. R-                                             ___________Rights

         NOT EXERCISABLE AFTER JANUARY 6, 1997 OR EARLIER IF REDEEMED.
         THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.025 PER RIGHT PAYABLE, AT THE OPTION OF THE COMPANY, IN CASH, COMMON SHARES OR OTHER CONSIDERATION ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT, AND ARE GOVERNED BY AND SUBJECT TO CHANGE PURSUANT TO A RIGHTS AGREEMENT AS HEREIN DESCRIBED. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT. *]

                              Right Certificate

                             THE TIMKEN COMPANY


        This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 18, 1986, amended and restated as of February __, 1991 (the "Rights Agreement"), between The Timken Company, an Ohio corporation (the "Company"), and First Chicago Trust Company of New York

- --------------

* The portion of the legend in brackets shall be inserted only if applicable.

(formerly Morgan Shareholder Services Trust Company) (collectively, the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern Standard Time) on January 6, 1997 at the principal office of the Rights Agent, in New York City, or its successor as Rights Agent, one fully paid nonassessable share of the Common Stock, without par value (a "Common Share") of the Company, at a purchase price of $135.00 ($67.50 as adjusted to reflect the two-for-one stock split effected in August, 1988) per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed.
If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February __, 1991, based on the Common Shares as constituted at such date.

        As provided in the Rights Agreement, the Purchase Price and the number and kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the happening of certain events.

        This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

        Pursuant to the Rights Agreement, from and after the later of the Distribution Date and the first occurrence of a Flip-In Event (as such term is defined in the Rights Agreement), (i) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of the Rights Agreement, (ii) no Right Certificate shall be issued pursuant to the Rights Agreement that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof, (iii) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and

(iv) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be cancelled.

        This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the holder to purchase a like number of Common Shares (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered shall have entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.05 ($.025 to reflect the two-for-one stock split effected in August, 1988) per Right payable, at the option of the Company, in cash, Common Shares or other consideration. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

        The Company is not required to issue fractional Common Shares or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Common Shares or other securities, the Company may make a cash payment, as provided in the Rights Agreement.

        No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

        This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of the [the issuance date].

ATTEST:                                 THE TIMKEN COMPANY


By_________________________             By_________________________



COUNTERSIGNED:

FIRST CHICAGO TRUST COMPANY
        OF NEW YORK


By_________________________

                  Form of Reverse Side of Right Certificate

                             FORM OF ASSIGNMENT
                             ------------------

              (To be executed by the registered holder if such
             holder desires to transfer the Right Certificates.)

        FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto _____________________________________________

__________________________________________________________________________


                (Please print name and address of transferee)


__________________________________________________________________________


this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:______________ , 19______


                                                ________________________________
                                                Signature

Signature Guaranteed:

                                 CERTIFICATE
                                 -----------

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) The Rights evidenced by this Right Certificate [   ] are [    ]
are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it
[   ] did [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ______________, 19__


                                                     ___________________________
                                                     Signature

                        FORM OF ELECTION TO PURCHASE
                        ----------------------------


                    (To be executed if holder desires to
                       exercise the Right Certificate)


To The Timken Company:

        The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

Please insert social security
or other identifying number:_________________________________________________

_____________________________________________________________________________
                       (Please print name and address)


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:__________________________________________________


_____________________________________________________________________________
                       (Please print name and address)


Optional Election to Exercise without Payment of Cash:

        With respect to the exercise of _____________ of the Rights specified above, the undersigned hereby elects to exercise such Rights without payment of cash and to receive a number of Common Shares or other securities having a value (as determined pursuant to the Rights Agreement) equal to the difference between (i) the value of the Common Shares or other securities that would have been issuable upon the exercise thereof upon payment of the cash amount as provided in the Rights Agreement, and (ii) the amount of such cash payment.

Dated: ______________, 19__


                                                     ___________________________
                                                     Signature

Signature Guaranteed:

                                 CERTIFICATE
                                 -----------

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Rights evidenced by this Right Certificate [    ] are [    ]
are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it
[    ] did [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ______________, 19__


                                                     ___________________________
                                                     Signature

                                   NOTICE
                                   ------

        Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

        Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                                                     Exhibit B
                                                                     ---------


                              SUMMARY OF RIGHTS
                              -----------------


        On December 18, 1986, the Board of Directors of The Timken Company (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock, without par value (the "Common Shares"), of the Company. The distribution was payable on January 6, 1987 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. The description and terms of the Rights are set forth in a Rights Agreement, dated as of December 18, 1986 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company), as Rights Agent (collectively, the "Rights Agent"). On February 1, 1991, the Directors of the Company and the Rights Agent amended and restated the Rights Agreement. This Summary of Rights describes the Rights Agreement as amended and restated on February 1, 1991.

        Each Right entitles the registered holder to purchase from the Company, at any time after the Distribution Date (as defined below), one Common Share at a price of $135.00 ($67.50 to reflect the two-for-one stock split effected in August, 1988) per share (the "Purchase Price"), subject to adjustment. The Rights Agreement provides that initially the Rights will be evidenced by, and transferred with and only with, the Common Shares. Each certificate for Common Shares issued after the Record Date will contain a legend indicating that the certificate also evidences the Rights associated with the Common Shares and incorporates the terms of the Rights Agreement. Separate certificates for the Rights will not be distributed until the Distribution Date. Until the Distribution Date, the surrender for transfer of any certificates for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. Until the Distribution Date, whenever the Company issues Common Shares, those shares will also have Rights associated with them, and the certificates representing those shares will have the legend indicating the existence of the Rights and incorporating the Rights Agreement.

        The Rights are not exercisable until the earliest to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has (a) acquired, or obtained the right to acquire, beneficial ownership of 30% or more of the outstanding Common Shares, or (b) during any period, increased the number of Common Shares beneficially owned by such Acquiring Person by an amount equal to or greater than 20% of the outstanding Common Shares (or, in each case, such later date as the Directors may specify), (2) 10 days following the commencement of a tender offer or exchange offer for 20% or more of such outstanding Common Shares (or such later date as the Directors may specify), or (3) 10 days following a public announcement that a Triggering Event (as defined below) has occurred (the earliest of such dates being hereinafter called the "Distribution Date").

        As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on January 6, 1997, unless earlier redeemed or exchanged by the Company as described below.

        The Purchase Price payable, and the number of Common Shares or amount of property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

        The basic events which can cause adjustment are: (1) a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares;
(2) the grant to holders of the Common Shares of certain rights, options or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares; or (3) the distribution to holders of the Common Shares of evidences of indebtedness or cash (excluding specified regular periodic cash dividends), assets, stock (other than dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

        In addition, there will be an adjustment in the event that (1) an Acquiring Person mergers into the Company and the Common shares are not changed or exchanged, (2) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, or (3) a person or group of affiliated or associated persons shall become the beneficial owner of 32.5% or more of the outstanding Common Shares (collectively, a "Flip-In Event"). If a Flip-In Event shall occur, proper provision shall be made so that each holder of a Right will thereafter have the right to receive upon exercise of the Right at the then-current Purchase Price of the Right, that number of Common Shares having a market value of two times the Purchase Price of the Right. However, on the occurrence of such an event, Rights that are beneficially owned by the Acquiring Person, or were beneficially owned by the Acquiring Person at any time after the date upon which the Acquiring Person became an Acquiring Person, will become void.

        An adjustment will also occur upon the happening of any of the following three events: (1) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, other than any merger or combination involving the Company which does not have the effect, directly or indirectly, of increasing or decreasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the surviving corporation that is owned beneficially by any person other than an Acquiring Person; (2) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged; or (3) 50% or more of the Company's assets or earning power are sold (collectively, a "Flip-Over Event," Flip-In Events and Flip-Over Events are referred to collectively as "Triggering Events"). If a Flip-Over Event shall occur, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise of the Right at the then-current Purchase Price of the Right, that number of shares of common stock of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the Purchase Price of the Right. In certain circumstances, instead of shares of common stock, the holder of a Right would receive an economically equivalent security or securities of the surviving, resulting, or acquiring person. As was the case above, Rights that are or were beneficially owned by any Acquiring Person at any time after the date upon which such Acquiring Person became an Acquiring Person, will become void.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, a payment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

        At any time prior to the later of the Distribution Date or the date of public announcement that an Acquiring Person has become such, the Company may redeem the Rights in whole, but not in part, at a price of $.05 ($.025 to reflect the two-for-one stock split effected in August, 1988) per Right (the "Redemption Price") payable in cash, Common Shares or other consideration. Immediately upon the action of the Directors of the Company causing the redemption of the Rights, the right to exercise the Rights will terminate and the sole right of the holders of Rights will be to receive the Redemption Price.

        Following the later of the first occurrence of a Triggering Event or the Distribution Date, Rights may be exercised, at the option of the holder thereof, without the payment of the Purchase Price in cash that would otherwise be required. In any such case, the number of securities which such person would otherwise be entitled to receive upon the exercise of such Rights will be reduced as provided in the Rights Agreement.

        The Directors may, at their option, at any time after the later of the Distribution Date or the first occurrence of a Triggering Event and prior to the time that a person or group has acquired or obtained the right to acquire 50% or more of the outstanding Common Shares, exchange all or part of the exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustment.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

        The Rights Agreement may be amended by the Company and the Rights Agent without the approval of any holders of Rights at any time and from time to time, provided that the amendment will not adversely affect the interests of holders of the Rights.

        A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated December 24, 1986, which Registration Statement was amended by a Form 8 dated February 5, 1991. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                             THE TIMKEN COMPANY
                          1835 Dueber Avenue, S.W.
                             Canton, Ohio  44706


                              February 1, 1991


First Chicago Trust Company
   of New York
30 West Broadway
New York, New York  10007-2192

Attention: Charles D. Keryc, Vice President


                   Re: Amendment No. 1 to Rights Agreement
                       -----------------------------------

Gentlemen:

        Pursuant to Section 25 of the Rights Agreement (the "Rights Agreement"), dated as of December 18, 1986, between The Timken Company, an Ohio corporation (the "Company"), and First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company) (collectively, the "Rights Agent"), the Company, by resolutions adopted by the unanimous vote of its Board of Directors, hereby amends the Rights Agreement as follows:

        1. To delete the reference to "Morgan Shareholder Services
           Trust Company" appearing on page 1 of the Rights Agreement and to replace such reference with the following: "First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company)."

        2. To delete Section 1(i) thereof in its entirety and to amend Sections 11(o), 11(p) and 11(q) thereof to remove each reference to "Continuing Directors" and replace each such reference with the phrase "Board of Directors of the Company".

        3. To renumber Sections 1(j) through 1(n), inclusive, as, respectively, Sections 1(i) through 1(m), inclusive, to reflect the deletion of
           Section 1(i).

        4. To amend Section 1(j), as renumbered pursuant to Item 3 above, to read in its entirety as follows:

                        "(j)  "Distribution Date" shall mean the earliest of
           (i) the Close of business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by a majority of the Directors of the Company) after the Share Acquisition Date, (ii) the Close of business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by a majority of the Directors of the Company) after the date of the commencement of a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or an entity holding Common Shares of the Company for or pursuant to the terms of any such plan), if upon the consummation thereof such Person would be the Beneficial Owner of 20% or more of the outstanding Common Shares, and (iii) the Close of business on the tenth calendar day after the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and
           Exchange Commission or otherwise)    of the first occurrence of
           a Triggering Event."

        5. To amend Section 1(l), as renumbered pursuant to Item 3 above, to read in its entirety as follows:

                "(l) "Expiration Date" shall mean the earliest of (i) the Close of business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 22 hereof, and (iii) the time at which all exercisable Rights are exchanged as provided in
           Section 11(r) hereof."

        6. To add new Section 1(n) to read in its entirety as follows:

                "(n)  "Flip-In Event" shall mean any event described in clauses
           (A), (B) or (C) of Section 11(a)(ii) hereof."

        7. To add new Section 1(o) to read in its entirety as follows:

                "(o) "Flip-Over Event" shall mean any event described in clauses (i), (ii) or (iii) of Section 11(d) hereof."


        8. To renumber Sections 1(o) through 1(z), inclusive, as, respectively, Sections 1(p) through 1(aa), inclusive, to reflect the addition of Sections 1(n) and (o) as stated in items 6 and 7 above.

        9. To amend Section 1(t), as renumbered pursuant to Item 8 above, to read in its entirety as follows:

                "(t) "Redemption Price" shall mean $.05 ($.025 to reflect the two-for-one stock split effected in August,

           1988) per Right, appropriately adjusted by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof."


       10. To add new Section 1(bb) to read in its entirety as follows:

                "(bb) "Triggering Event" shall mean any Flip-In Event or Flip-Over Event."

       11. To delete all references to "Chairman of the Board" appearing on pages 13 and 58 of the Rights Agreement and to replace each such reference with the following: "Chairman - Board of Directors."

       12. To amend Section 7(a) to read in its entirety as follows:

                "(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and at or prior to the Close of business on the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at an office of the Rights Agent designated for such purpose, together with an amount in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the Purchase Price for each Common Share as to which such surrendered Rights are exercised, or, if applicable, the exercise price per Right specified in Sections 11(a)
           (ii) or 11(d) hereof, as the case may be, together with an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof; PROVIDED, HOWEVER, that after the later of the first occurrence of a Triggering Event and the Distribution Date, in lieu of the cash payment payable to the Company referred to in this sentence, the registered holder of a Right Certificate evidencing exercisable Rights (which shall not include Rights that have become void pursuant to Section 11(a) (ii) hereof) may, at its option, exercise the Rights evidenced thereby in whole or in part in accordance with this Section 7(a) upon surrender of the Right Certificate as described above together with an election to exercise such Rights without payment of cash on the reverse side thereof duly completed. With respect to any Rights as to which such an election to exercise without payment of cash is made, the holder shall receive, upon exercise, a number of Common Shares or other securities, as the case may be, having a Current Per Share Market Price (on the date of the first occurrence of any Triggering Event) equal to the excess of (i) the aggregate Current Per Share Market Price of the Common Shares or other securities (on the date of the first occurrence of any Triggering Event) that would have been issuable upon payment of the cash amount as described above over (ii) the amount of cash that would have been payable to the Company upon exercise absent such election."

       13. To amend Section 7(b) to read in its entirety as follows:

                "(b) The Purchase Price for each Common Share pursuant to exercise of a Right shall initially be $135 ($67.50 as adjusted to reflect the two-for-one stock split effected in August, 1988), and shall be subject to adjustment from time to time as provided in
           Section 11 hereof."

       14. To amend Section 7(c) to read in its entirety as follows:

                "(c) Subject to Sections 7(d), 11(a)(ii), and 11(d) hereof, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by either payment as described above or a duly completed election to exercise without payment of cash, the Rights Agent shall promptly
           (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) if appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with
           Section 14 hereof or in lieu of the issuance of Common Shares in accordance with Section 11(a) (iii) hereof, and (iv) if appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate."

       15. To amend Section 7(e) by adding at the end thereof the following:

                "and unless the registered holder of Rights shall have provided such additional evidence of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request"

       16. To add new Sections 9(e), 9(f) and 9(g) as follows:

                "(e) The Company will use its best efforts to (i) file on an appropriate form, as soon as practicable following the later to occur of a Triggering Event or the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.

                (f) Notwithstanding anything in this Agreement to the contrary, the Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 22 or
           Section 25 hereof, take any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                (g) In the event that the Company is obligated to pay cash and/or distribute other property pursuant to Sections 11, 13, and 14 hereof, it will make all arrangements necessary so that such cash and/or property are available for distribution by the Rights Agent, if and when appropriate."

       17. To amend Sections 11(a) (ii) by deleting the language following
           Section 11(a) (ii) (C) in its entirety and replacing such language with the following:

                "then, and in each such case, the Company shall make adjustments in the terms of the Rights so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement, at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of Common

           Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the Current Per Share Market Price of the Common Shares (determined pursuant to Section 11(f) hereof) on the date of the first occurrence of a Triggering Event. Notwithstanding anything in this Agreement to the contrary, from and after the later of the Distribution Date and the first occurrence of a Flip-In Event, (1) any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement, (2) no Right Certificate shall be issued pursuant to this Agreement that represents Rights Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof, (3) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (4) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be cancelled."

       18. To delete Section 11(a) (iii) in its entirety and to replace it with the following:

                "(iii) Upon the occurrence of a Flip-In Event, if there shall not be sufficient authorized but unissued Common Shares or issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing subsection (ii), the Board of Directors of the Company shall use its best efforts promptly to authorize and, subject to the provisions of Section 9(e) hereof, make available for issuance additional Common Shares; PROVIDED, HOWEVER, that if at any time after 90 calendar days after the first occurrence of a Flip-In Event, there shall not be sufficient Common Shares available for issuance upon the exercise of a Right, then the Company shall deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-In Event), which Common Shares and cash shall have an aggregate value equal to the excess of (1) the aggregate Current Per Share Market Price of all the Common Shares issuable in accordance with subsection (ii) of this Section 11(a) upon the exercise of a Right over (2) the product of the then-current Purchase Price multiplied by the number of

           Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full."

       19. To amend Section 11(d) by deleting the first sentence in its entirety and replacing the first sentence with the following:

                "(d) In the event that, following the Share Acquisition Date, directly or indirectly:

                        (i) the Company shall consolidate with, or merge with
                 or into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger; or

                        (ii) any Person shall consolidate with the Company, or
                 merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

                        (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons;

           then, and in each such case, proper provision shall be made  so that
           (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable

           Common Shares of the Issuer (as such term is hereinafter defined), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the Current Per Share Market Price of the Common Shares of the Issuer (determined pursuant to Section 11(f) hereof), on the date of consummation of such Flip-Over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of the consummation of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including, without limitation, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights."

       20. To amend Section 11(e) to read in its entirety as follows:

                "(e) For purposes of Section 11(d), "Issuer" shall mean (i) in the case of any Flip-Over Event described in Sections 11(d)(i) or
           (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 11(d)
           (ii) above), and (ii) in the case of any Flip-Over Event described in Section 11(d) (iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; PROVIDED, HOWEVER, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-Over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case,
           (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares. The Company shall not consummate any Flip-Over Event, unless the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with Section 11(d) and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections 11(d) and 11(e) and further providing that as promptly as practicable after the consummation of any Flip-Over Event, the Issuer shall:

                            (i) prepare and file a registration statement under
                 the Securities Act, with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                        (ii) take all such action as may be appropriate under,
                 or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

                        (iii) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

        The provisions of Section 11(d) and Section 11(e) shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event occurs at any time after the occurrence of a Flip-In Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 11(d) hereof."

    21. To add new Section 11(r) to read in its entirety as follows:

                "(r) Notwithstanding the provisions of Sections 11(a) (ii) and 11(d) hereof, the Board of Directors of the Company may, at its option, at any time after the later of the Distribution Date and the first occurrence of a Triggering Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a) (ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan) together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(r), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right with respect to such Rights thereafter of the holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held
        by such holder multiplied by the Exchange   Ratio.  Promptly after the
        action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(r), the Company shall publicly announce such action, and within 10 calendar days thereafter shall give notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights. In any exchange pursuant to this
        Section 11(r), the Company, at its option, may substitute for any Common Share exchangeable for a Right, (i) cash, (ii) debt securities of the Company, (iii) other assets, or (iv) any combination of the foregoing, in any event having an aggregate value which the Board of Directors of the Company shall have determined in good faith to be equal to the Current Per Share Market Price of one Common Share (determined pursuant to Section 11(f) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11(r). The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exchange of a Right. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Per Share Market Price of a whole Common Share (determined pursuant to Section 11(f) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11(r)."

    22. To amend Section 16 to add at the end of the first sentence thereof the following:

        "or exchanged pursuant to the provisions of Section 11(r) hereof"

    23. To delete the reference to "the chief financial officer" appearing on page 58 of the Rights Agreement and to replace such reference with the following: "any Vice President."

    24. To amend Section 22(a) to read in its entirety as follows:

                "(a)   Prior to the Expiration Date, the Board of Directors of
        the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of business on the later of (i) the Distribution Date and
        (ii) the Share Acquisition Date."

    25. To delete Sections 22(b), 22(c) and 22(d) in their entirety, and to renumber Section 22(e) as Section 22(c).

    26. To add new Section 22(b) to read in its entirety as follows:

                "(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of its Board of Directors ordering the redemption of the Rights, the Company shall publicly announce such action, and within 10 calendar days thereafter, the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights shall state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the Current Per Share Market Price of the Common Shares (determined pursuant to Section 11(f) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof.

    27. To amend Section 22(c), as renumbered pursuant to Item 25 above, to read in its entirety as follows:

                "(c) At any time following the Share Acquisition Date, the Directors of the Company may relinquish their rights to redeem the Rights under paragraphs (a) and (b) above by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the rights of the Directors under the portions of this Section 22 specified in such resolution shall terminate without further action and without any notice."

    28. To delete the reference to "Secretary" appearing on page 65 of the Rights Agreement and to replace such reference with the following:
        "Vice President and General Counsel."

       29. To delete each reference to "Morgan Shareholder Services Trust Company" appearing on pages 66 and 68 of the Rights Agreement and to replace each such reference with the following: "First Chicago Trust Company of New York."

       30. The form of Right Certificate attached as Exhibit A to the Rights Agreement and the form of Summary of Rights attached as Exhibit B to the Rights Agreement are hereby amended to reflect the provisions of this amendment.

       31. This Amendment No. 1 to Rights Agreement is effective as of February 1, 1991, and all references to the Rights Agreement shall, as of such date, be deemed to be references to the Rights Agreement, as amended by this Amendment No. 1 to Rights Agreement.


                                        Very truly yours,

                                        THE TIMKEN COMPANY


                                        By:____________________________
                                           Larry R. Brown
                                           Vice President and
                                             General Counsel


Agreed to and Accepted:
FIRST CHICAGO TRUST COMPANY OF NEW YORK


By:_____________________________
   Charles D. Keryc
   Vice President